THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, HYPOTHECATED, SOLD, OR TRANSFERRED, NOR WILL ANY ASSIGNEE OR TRANSFEREE HEREOF BE RECOGNIZED BY MAKER HEREOF AS HAVING ANY INTEREST IN THIS NOTE.

CONVERTIBLE SECURED TERM NOTE

$2,000,000.00	May 4, 2015

FOR VALUE RECEIVED, and intending to be legally bound hereby, BONE BIOLOGICS, CORP., a Delaware corporation, with an address of 175 May Street, Suite 400, Edison, NJ 08837 (“Maker”), hereby promises to pay to the order of HANKEY CAPITAL, LLC, a California limited liability company, with a mailing address of 4751 Wilshire Blvd., Suite 110, Los Angeles, California 90010 (“Payee”), the principal amount of Two Million and 00/100 Dollars ($2,000,000.00), with interest thereon from the date hereof at the interest rate or rates stated below, interest and principal to be paid as set forth below. All payments shall be made by Maker to Payee at the office of Payee indicated above or such other place as Payee may from time to time specify in writing in lawful currency of the United States of America in immediately available funds, without counterclaim or setoff and free and clear of, and without any deduction or withholding for, any taxes or other payments.

1. Definitions.

1.1 For purposes of this Note, the following terms shall have the meanings ascribed to them below:

“Base Rate” shall mean a rate of interest per annum equal to the greater of (A) the Prime Rate as in effect from time to time, plus four percent (4.0%) and (B) eight and half percent (8.5%). If and when the Prime Rate changes, the Base Rate may change automatically without notice to Maker, effective on the date of any such change.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or other governmental action to be closed.

“Dollar” and “$” shall mean lawful money of the United States of America.

“GAAP” shall mean generally accepted accounting principles as adopted by the Financial Accounting Standards Board, consistently applied.

“Loan” shall mean the loan made to Maker by Payee pursuant to this Note in the original principal amount of Two Million and 00/100 Dollars ($2,000,000.00).

“Loan Documents” shall mean this Note and all agreements, instruments, documents, exhibits, schedules, amendments, modifications, supplements, certificates, financing statements, reports, and notices related thereto, including a 3 year warrant, dated the date hereof, to purchase 1,898,734 shares of common stock of the Maker at a conversion price of $1.58.

“LTV Ratio” shall mean, as of any date of determination, the ratio of (A) the outstanding principal balance of the Loan, together with all unpaid interest which shall have accrued thereon, to (B) the Securities Collateral Value.

“Maximum Ratio” shall mean a ratio equal to 50%.

“Prime Rate” shall mean the “prime rate” as quoted in the “Money Rates” section of The Wall Street Journal or the highest “prime rate” if more than one is published. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate of interest actually charged by Payee to any particular class or category of customers. In the event The Wall Street Journal no longer publishes such “prime rate”, Payee shall have the right, exercising reasonable judgment, to substitute a new method for determining a comparable interest rate, and such rate of interest determined by such method shall constitute the Prime Rate hereunder.

“UCC” shall mean Article 9 of the Uniform Commercial Code, as in effect from time to time in the state of Delaware; provided, however, that, in the event that, by reason of mandatory provisions of any applicable law, any of the attachment, perfection or priority Payee’s Security Interest (as defined hereinafter) in any Collateral (as defined hereinafter) is governed by the Uniform Commercial Code of a jurisdiction other than such state, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of the definitions related to or otherwise used in such provisions.

“Securities Collateral” shall mean all shares of common stock of Maker issued and fully registered, free of any restrictive legends, in the name of Payee as collateral security for the Secured Obligations (as defined hereinafter) pursuant to Section 9.3 of this Note.

“Securities Collateral Value” shall mean, as of any date of determination, the market value of the Securities Collateral as determined by Maker and Payee. If the common stock of Maker is listed on any stock exchange or trading publicly, the market value of the Securities Collateral as of any date of determination shall be conclusively determined by the average daily price for the common stock of Maker as measured over the course of the sixty (60) day period prior to such date of determination, provided further that prior to the day upon which the common stock of Maker is listed on any stock exchange or trading publicly the market value of the Securities Collateral as of any date of determination shall be conclusively determined by using $1.58 as the price for the common stock of the Maker.

1.2 Unless the context otherwise requires, the following terms have the meanings given to them in the UCC (such meanings to be equally applicable to both the singular and plural forms of the terms defined): “account”, “accession”, “account debtor”, “chattel paper”, “commercial tort claim”, “commodity contract”, “deposit account”, “electronic chattel paper”, “equipment”, “fixture”, “general intangible”, “goods”, “instruments”, “inventory”, “investment property”, “letter-of-credit right”, “proceeds”, “record”, “securities account”, “security”, “supporting obligation” and “tangible chattel paper”.

2. Interest.

2.1 Interest Rate. Principal amounts outstanding under this Note will bear interest at a fluctuating rate per annum equal to the Base Rate as in effect from time to time. Any change in the Base Rate resulting from a change in the Prime Rate shall be effective on the date of such change.

2.2 Calculation. All computations of interest shall be made on the basis of a three hundred sixty (360) day year and the actual number of days elapsed.

2.3 Usury Limitation. All agreements between Maker and Payee are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Payee hereunder, exceed the maximum permissible under applicable law. As used herein, the term “applicable law” shall mean the law in effect as of the date hereof; provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of Maker and Payee in the execution, delivery and acceptance of this Note to contract in strict compliance with the laws of the State of Delaware from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the Loan Documents at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity; and if, under or from any circumstances whatsoever Payee should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between Maker and Payee.

3. Payments.

3.1 Interest. Interest hereon shall be due and payable in arrears on the first day of each calendar month following the date hereof. Each monthly installment shall include all then accrued and unpaid interest.

3.2 Maturity Date. The entire unpaid principal amount of this Note, together with all accrued and unpaid interest thereon and all other amounts payable hereunder or under any of the other Loan Documents, shall be due and payable, if not sooner paid, on May 4, 2018 a date which is thirty-six (36) months after the date of this Note, or an earlier date as a result of a maturity, whether by acceleration or otherwise, pursuant to the terms of the Loan Documents (the “Maturity Date”).

3.3 Voluntary Principal Prepayment. The principal amount of the Loan is prepayable in whole or in part at any time, without premium or penalty. Principal amounts repaid under this Note may not be re-borrowed. Upon any voluntary partial prepayment of principal outstanding under this Note, Payee shall return Collateral Securities to Maker in the amount necessary, if any, to cause the LTV Ratio as of the date of such prepayment to be not less than the Maximum Ratio. Upon Maker’s receipt of any such returned Collateral Securities, Maker shall cause all such Collateral Securities to be cancelled. Upon a full payment of the principal outstanding under this Note, Payee shall return all Collateral Securities to Maker, and Maker shall cause all returned Collateral Securities to be cancelled.

3.4 Commitment Fee. Maker shall pay to Payee, on or before the date hereof, a commitment fee in the amount of three percent (3%) of the original principal amount of the Loan (i.e. Sixty Thousand and 00/100 Dollars ($60,000.00)). This fee has been fully earned by Payee as of the date hereof.

3.5 Conversion. Prior to the Maturity Date, Payee shall have the option to convert all or a portion of the outstanding principal under this Note into common stock of Maker (each a “Conversion”) at a price per share equal to the greater of (the “Conversion Price”): (A) One and 58/100 Dollars ($1.58) or (B) seventy percent (70%) of the average daily price for the common stock of Maker as measured over the course of the sixty (60) day period prior to Payee’s election to make such Conversion; provided that prior to the date upon which the common stock of the Maker begins trading, the conversion price shall be One and 58/100 Dollars ($1.58) . Upon Payee’s election to make a Conversion, Payee shall credit the principal amount of the Note which is converted against the outstanding principal balance of the Loan dollar-for-dollar. Upon any Conversion, Payee shall return Collateral Securities to Maker in the amount necessary, if any, to cause the LTV Ratio as of the date of such Conversion to be not less than the Maximum Ratio. Upon Maker’s receipt of any such returned Collateral Securities, Maker shall cause all such Collateral Securities to be cancelled. Maker and Payee acknowledge and agree that any reduction of the outstanding principal under this Note pursuant to any Conversion shall be a dollar-for-dollar repayment of such principal indebtedness for value given and shall not be a cancellation, forgiveness, or other termination of such principal indebtedness, in whole or in part.

4. Repayment Terms; Late Fees.

4.1 Payments Due Other Than on a Business Day. If this Note or any payment hereunder becomes due on a day which is not a Business Day, the due date of this Note or payment shall be extended to the next succeeding Business Day, and such extension of time shall be included in computing interest and fees in connection with such payment.

4.2 Application of Payments. Any payments received by Payee before 5:00 p.m. (Eastern Time) on any Business Day will be deemed received by Payee on that Business Day. Any payments received by Payee after 5:00 p.m. (Eastern Time) on any Business Day will be deemed received by Payee on the next Business Day. If Payee accepts a payment in any form other than immediately available funds, that payment will not be deemed to have been made until the funds comprising the payment have actually been received by or made available to Payee. Except as otherwise provided herein, all payments shall be applied first to accrued interest, fees, expenses and other amounts due to Payee (excluding principal) as Payee determines in its sole discretion, and the balance on account of outstanding principal; provided, however, that after an Event of Default hereunder, payments will be applied to the obligations of Maker to Payee in any order as Payee determines in its sole discretion.

5. Conditions Precedent. The obligation of Payee to advance the Loan is subject to the following conditions precedent:

5.1 Delivery of Loan Documents. All of the Loan Documents shall have been duly executed and delivered to Payee.

5.2 Delivery of Corporate Documents. Payee shall have received a certificate of the secretary of Maker with certifications of (A) the names, incumbency and signatures of the parties executing the Loan Documents on behalf of Maker; (B) copies of the articles of incorporation and bylaws of Maker; (C) a certificate of good standing for Maker issued as of a date contemporaneous with the date of this Note; and (D) duly adopted resolutions and/or consents of the directors or board of directors of Maker authorizing Maker’s execution, delivery and performance of the Loan Documents.

5.3 Representations and Warranties. The representations and warranties of Maker contained in the Loan Documents shall be true and correct in all material respects.

5.4 Payment of Fees and Costs. Maker shall have paid or reimbursed to Payee up to $5,000 for outstanding fees and costs incurred by Payee in connection with the Loan, including, without limitation, Payee’s attorneys’ fees and costs.

6. Representations and Warranties. Maker represents and warrants to Payee that as long as there is any outstanding amount due under this Note or any other Loan Document (all of which shall survive the making of this Note and shall be continuing):

6.1 Organization and Authority; Valid and Binding Agreements. Maker is duly organized, validly existing and in good standing under the laws of, and is fully qualified and authorized to do business in, the state of its organization and is in good standing, and is fully qualified and authorized to do business in, all other jurisdictions where that authorization or qualification is required. Maker has full power and authority to engage in all of the transactions contemplated by the Loan Documents and has full power, authority and legal right to execute and deliver, and to comply with its obligations under the Loan Documents, which documents constitute the legally binding obligations of Maker enforceable against Maker in accordance with their respective terms. Maker has taken all necessary action to duly authorize the execution, delivery and performance of the Loan Documents.

6.2 No Conflict. Neither the execution nor delivery of the Loan Documents or any security or collateral relating thereto will conflict with or result in a breach of any of the provisions of the organizational documents of Maker, or of any applicable law, judgment, order, writ, injunction, decree, rule or regulation of any court, administrative agency or other governmental authority, or of any agreement or other instrument to which Maker is a party or by which Maker is bound, or constitute a default under any of the foregoing.

6.3 No Consents. No consent, approval or other authorization of or by any court, administrative agency or other governmental authority or any other person is required in connection with the execution or delivery by Maker of the Loan Documents or compliance by Maker with the provisions thereof.

6.4 Collateral. Maker has good and marketable title to, and is the owners of, all collateral given as security to Payee, and all of such collateral is free and clear of pledges, liens, security interests and other encumbrances, other than those in favor of Payee or expressly permitted under the Loan Documents.

6.5 Pending Actions. There is no suit, action or proceeding pending or threatened against or affecting Maker or any collateral given as security to Payee before or by any court, administrative agency or other governmental authority which brings into question the validity of the transactions contemplated by the Loan Documents or would interfere with the ability of Maker to comply with the terms thereof.

6.6 Prohibited Persons. Maker is not, and will not be, a person (A) that is listed in the Annex to, or is otherwise subject to the provisions of, Executive Order 13224 issued on September 24, 2001 (“EO13224”), (B) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons,” (C) who commits, threatens to commit or supports “terrorism,” as defined in EO13224, or (D) who is otherwise affiliated with any entity or person listed above (any and all parties or persons described in clauses (A) – (B) above are herein referred to as a “Prohibited Person”).

6.7 Solvency. Maker is not insolvent as defined in any applicable state or federal statute, and Maker will not be rendered insolvent by the execution and delivery of the Loan Documents or completion of the transactions contemplated hereby or thereby (including, without limitation, the Loan). After the making of the Loan, Maker reasonably expects to (A) be able to pay its debts as they become due, (B) have funds and capital sufficient to carry on its business and all businesses in which it is about to engage, and (C) own property having a value at both fair valuation and at fair salable value in the ordinary course of business greater than the amount required to pay its debts as they become due. Maker is not entering into any Loan Document with any intent to hinder, delay, or defraud its current or future creditors.

6.8. Governmental Approvals. Maker has all requisite governmental licenses, authorizations, consents and approvals to transact the business in which it is engaged.

7. Affirmative Covenants. Maker covenants and agrees that, unless Payee otherwise consents in writing:

7.1 Use of Proceeds. Maker shall use all proceeds of the Loan for working capital and general corporate purposes.

7.2 Accounting and Taxes. Maker shall maintain a system of accounting and reserves in accordance with GAAP, has filed and shall file each tax return required of it, and has paid and shall pay when due, unless disputed in good faith by Maker, each tax, assessment, fee, charge, fine and penalty imposed by any taxing authority upon it or any of its assets, income or franchises, as well as all amounts owed to mechanics, materialmen, landlords, suppliers and the like in the normal course of business.

7.3 Prohibited Persons. Maker shall not knowingly (A) conduct any business, nor engage in any transaction or dealing, with any Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods or services to or for the benefit of a Prohibited Person, or (B) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in EO13224.

7.4 Anti-Terrorism Compliance. Maker shall not use of the proceeds of the Loan in any manner that would violate (A) any regulations promulgated or administered by the Office of Foreign Assets Control, United States Department of the Treasury, including without limitation, the Foreign Assets Control Regulations, the Transaction Control Regulations, the Cuban Assets Control Regulations, the Foreign Funds Control Regulations, the Iranian Assets Control Regulations, the Nicaraguan Trade Control Regulations, the South African Transaction Regulations, the Iranian Transactions Regulations, the Iraqi Sanctions Regulations, the Soviet Gold Coin Regulations, the Panamanian Transaction Regulations or the Libyan Sanctions Regulations of the United States Treasury Department, 31 C.F.R., Subtitle B, Chapter V, as amended, (B) the Trading with the Enemy Act, as amended, (C) Executive Orders 8389, 9095, 9193, 12543 (Libya), 12544 (Libya), 12722 or 12724 (Iraq), 12775 or 12779 (Haiti), or 12959 (Iran), as amended, of the President of the United States or (D) any rule, regulation or executive order issued or promulgated pursuant to the laws or regulations described in the foregoing clauses (A)-(C).

8. Negative Covenants. Unless Payee otherwise consents in writing, Maker covenants and agrees that Maker shall not:

8.1 Changes in Form. (A) Transfer or dispose of all or substantially all of its property or assets, liquidate, windup or dissolve; (B) acquire all or substantially all of the property or assets of, or the equity interests in, any other person; (C) do business under or otherwise use any name other than its true name; (D) make any material change in its business, structure, purposes or operations that might have a material adverse effect on Maker; (E) participate in any merger, consolidation, share exchange, division, conversion, reclassification or other absorption or reorganization; (F) make, terminate or permit to be revoked any election pursuant to Subchapter S of the Internal Revenue Code; (G) purchase, redeem, acquire, cancel or retire any equity interest in Maker, except as permitted by Section 3.3 hereof in connection with a voluntary prepayment of principal outstanding under this Note or Section 3.5 hereof in connection with a Conversion; (H) create or acquire any subsidiary; (I) change its legal form; (J) change its jurisdiction of organization or become (or attempt or purport to become) organized in more than one jurisdiction; (K) amend, modify or supplement its organizational or governing documents; or (L) issue, transfer, sell or otherwise dispose of any equity interest in Maker, except to Payee.

8.2 Liens. Create, incur, assume, permit or suffer to exist any pledges, liens, security interests and other encumbrances of its property or assets, whether now owned or hereafter owned or acquired, except for those (A) in favor of Payee; (B) securing taxes, assessments or governmental charges or levies not delinquent or disputed in good faith by Maker; (C) incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance, social security and other like laws; and (D) existing on the date of this Note and shown on Schedule “8.2(D)” attached hereto and made part hereof.

8.3 Indebtedness, Investments, Loans, and Guaranties. (A) Create, incur, assume, permit or suffer to exist any indebtedness, except (i) indebtedness to Payee; (ii) open account trade debt incurred in the ordinary course of business either not more than ninety (90) days past due or disputed in good faith; or (iii) indebtedness existing on the date of this Note and shown on Schedule “8.3(A)(iii)” attached hereto and made part hereof; (B) create, incur, assume, permit or suffer to exist any investment, other than (i) investments in FDIC insured deposits or United States Treasury obligations of less than one year or in money market or mutual funds administering such investments; or (ii) investments existing on the date of this Note and shown on Schedule “8.3(B)(ii)” attached hereto and made part hereof; (C) create, make, assume, permit or suffer to exist any loan, advance or other extension of credit, except for (i) endorsements of instruments for the payment of money deposited to its deposit accounts for collection in the ordinary course of business; or (ii) loans, advances or other extensions of credit existing on the date of this Note and shown on Schedule “8.3(C)(ii)” attached hereto and made part hereof; or (D) become a guarantor, a surety or otherwise liable for the debts or other obligations of another, whether by guaranty or suretyship agreement, agreement to purchase indebtedness, agreement for furnishing funds through the purchase of goods, supplies or services (or by way of stock purchase, capital contribution, advance or loan) for the purpose of paying or discharging indebtedness, or otherwise, except as (i) an endorser of instruments for the payment of money deposited to its deposit accounts for collection in the ordinary course of business; or (ii) existing on the date of this Note and shown on Schedule “8.3(C)(ii)” attached hereto and made part hereof.

9. Security Agreement.

9.1 Security Interest. Maker hereby grants to Payee a continuing security interest (the “Security Interest”) in all personal property and assets of Maker, including the following property and assets, whether now owned or at any time hereafter acquired by Maker or in which Maker now has or at any time in the future may acquire any right, title or interest, wherever located, and whether now existing or hereafter acquired or created (collectively referred to as the “Collateral”):

A. all accounts, chattel paper, deposit accounts, cash, cash equivalents, documents (as defined in the UCC), receivables, equipment, general intangibles, instruments, inventory, investment property, and letter of credit rights;

B. all property and assets of Maker held by Payee, including all property and assets of every description, in the custody of or in transit to Payee for any purpose, including safekeeping, collection or pledge, for the account of Maker or as to which Maker may have any right or power, including but not limited to cash;

C. all other goods (including but not limited to fixtures) and personal property and assets of Maker, whether tangible or intangible;

D. all supporting obligations thereof and all increases or profits received therefrom, all software, books and records related thereto, and all parts, accessories, special tools, attachments, additions, accessions, replacements and substitutions thereto or therefor;

E. all Securities Collateral;

F. all License Agreements (as hereinafter defined); and

G. all cash and non-cash proceeds of any of the foregoing in any form.

9.2 Obligations Secured. The Security Interest granted by Maker secures the full payment and performance of all obligations of Maker to Payee under this Note and the other Loan Documents (collectively, the “Secured Obligations”).

9.3 Securities Collateral and LTV Ratio. As collateral security for the Secured Obligations, Maker shall issue shares of common stock of Maker in the name of Payee in the amount necessary to cause the LTV Ratio as of the date of this Note to be equal to the Maximum Ratio. Such shares of common stock of Maker shall contain restrictive legends. The LTV Ratio shall be examined on an annual basis on November 1 (the “Reconciliation Day) and If the LTV Ratio as of the end of the Reconcilation Day exceeds the Maximum Ratio, Payee may provide written notice of the same to Maker. Upon receipt of any such written notice, Maker shall, at its option and election, either (A) voluntarily prepay principal outstanding under this Note in the amount necessary to cause the LTV Ratio as of the end of the noticed Reconciliation Day, after giving effect such payment, to no longer exceed the Maximum Ratio; or (B) issue additional shares of common stock of Maker in the name of Payee and with restrictive legends in the amount necessary to cause the LTV Ratio, as of the end of the noticed Reconciliation Day, after giving effect such issuance, to no longer exceed the Maximum Ratio. The Maker shall seek to register the Securities Collateral initially delivered on the date of this Note pursuant to the Registration Rights Agreement between the Payee and the Maker dated the date hereof. Upon the effectiveness of such Registration Statement, the Maker will remove the restrictive legends from the Securities Collateral so long as the Payee agrees in any event not to sell any Securities Collateral if Payee is notified that the Registration Statement is no longer effective. Payee may hold the Securities Collateral any brokerage account of Payee’s choosing, in the name of Payee. Payee shall not transfer, sell or otherwise dispose of any Securities Collateral, except during the existence of an Event of Default in connection with the exercise of its rights and remedies as a secured lender.

9.4 Assignment of License Agreements. As collateral security for the Secured Obligations, Maker hereby assigns, transfers and pledges to Payee all of Maker’s right, title and interest in, to and under all licenses in favor of Maker, whether now existing or hereafter arising, as the same may be amended, supplemented, restated, extended, replaced, supplemented or otherwise modified from time to time, together with all cash and non-cash proceeds of any of the foregoing and all claims of Maker with respect thereto and together with all right, title and interest of Maker in and to any and all extensions and renewals of any of the foregoing (collectively, the “License Agreements”). Until Maker has received written notice from Payee that an Event of Default has occurred and is continuing and, by reason thereof, Payee has declared the entire unpaid principal amount hereof and all interest accrued hereon, and all other sums owed under, or secured by, the Loan Documents, to be due and payable, Maker shall have the exclusive right to exercise all rights in, to and under the License Agreements, and Payee shall not have any right to exercise such rights hereunder. Upon Maker receipt of such written notice, Payee shall be entitled, at Payee’s option and election, to exercise all rights in, to and under any or all of the License Agreements, whether or not Payee shall take possession of any part of the License Agreements. The foregoing assignment shall be fully operative without any further action on the part of either party.

9.5 Authorization. Payee is hereby authorized to file financing statements and amendments to financing statements without Maker’s signature, in accordance with the UCC. Maker hereby authorizes Payee to file all such financing statements and amendments to financing statements describing the Collateral in any filing office as Payee, in its sole discretion may determine, including financing statements listing “All Assets” in the collateral description therein. Maker agrees to comply with the requests of Payee in order for Payee to have and maintain a valid and perfected first priority security interest in the Collateral including, without limitation, executing and causing any other person to execute such documents as Lender may require to obtain control (as defined in the UCC) over all deposit accounts, letter of credit rights and investment property.

9.6 Further Assurances. Maker shall do anything further that may be reasonably required by Payee to secure Payee and effectuate the intentions and objects of this Section 9. At Payee’s reasonable request, Maker shall immediately deliver all necessary documents or forms to reflect, implement or enforce the Security Interest described herein or cause to be delivered to Payee all items for which Payee must receive possession to obtain a perfected security interest.

10. Events of Default. Each of the following shall constitute an event of default hereunder (an “Event of Default”): (A) the nonpayment of any principal, interest or other indebtedness under this Note or any other Loan Document when due, which nonpayment is not cured within five (5) Business Days; (B) Maker’s failure to observe or perform any other covenant or agreement contained in this Note or any other Loan Document, which failure is not cured within fifteen (15) Business Days of Maker’s receipt of written notice of the same from Payee; (C) the occurrence of an Event of Default or any default and the lapse of any applicable notice or cure period under any other Loan Document between Maker and Payee; (D) the filing by or against Maker of any proceeding in bankruptcy, receivership, insolvency, reorganization, liquidation, conservatorship or similar proceeding (and, in the case of any such proceeding instituted against Maker, such proceeding is not dismissed or stayed within thirty (30) days of the commencement thereof); (E) any assignment by Maker for the benefit of creditors, or any levy, garnishment, attachment or similar proceeding is instituted against any property of Maker held by or deposited with Payee (and, in the case of any such proceeding instituted against Maker, such proceeding is not dismissed or stayed within thirty (30) days of the commencement thereof); (F) a default with respect to any other material indebtedness of Maker for borrowed money, if the effect of such default is to cause or permit the acceleration of such debt; (G) the commencement of any foreclosure or forfeiture proceeding, execution or attachment against any material Collateral securing the Secured Obligations; (H) the entry of a material judgment against Maker and the failure of Maker to discharge the judgment within thirty (30) days of the entry thereof; and (I) any representation or warranty made by Maker to Payee in any Loan Document, or any other documents now or in the future securing the obligations of Maker to Payee, is false, erroneous or misleading in any material respect.

11. Remedies. Upon the occurrence and during the continuance of an Event of Default, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required in the Loan Documents or by law) to or upon Maker or any other person (all and each of which demands, presentments, protests, advertisements and notices are hereby waived), Payee may exercise any right, power or remedy permitted by law or as set forth herein or in any of the other Loan Documents and, without limiting the generality of the foregoing, Payee shall thereupon have the right at its option to declare the entire unpaid principal amount hereof and all interest accrued hereon, and all other sums owed under, or secured by, the Loan Documents to be, and such principal, interest and other sums shall thereupon become, forthwith due and payable. The failure by Payee to exercise the acceleration option shall not constitute a waiver of its right to exercise the acceleration option at any other time so long as that Event of Default remains outstanding and uncured or to exercise it upon the occurrence of another Event of Default. The entire unpaid principal amount hereof and all interest accrued hereon, and all other sums owed under, or secured by, the Loan Documents shall be due and payable automatically upon the occurrence of an Event of Default under Section 10(D) or (E) above.

12. Right of Setoff. Maker hereby grants to Payee, a continuing lien, security interest and right of setoff as security for all liabilities and obligations to Payee, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Payee. Upon the occurrence and during the continuance of an Event of Default, and upon prior written notice to Maker, Payee may set off the same or any part thereof and apply the same to any liability or obligation of Maker even though unmatured and regardless of the adequacy of any other collateral securing the Loan. MAKER HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO REQUIRE PAYEE TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOAN, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS, COLLATERAL OR OTHER PROPERTY OF MAKER.

13. Rights Cumulative. The rights and remedies of Payee as provided herein and in any other Loan Document shall be cumulative and concurrent, and may be pursued singly, successively or together against Maker or any collateral, at the sole discretion of Payee; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release of the same. Payee shall not by any act of omission or commission be deemed to waive any of its rights or remedies under this Note unless such waiver is in writing and signed by Payee, and then only to the extent specifically set forth therein; and a waiver of one event shall not be construed as continuing or as a bar to or waiver of such right or remedy upon a subsequent event. Payee shall not be required to marshal any present or future security for, or guarantees of, the Loan or to resort to any such security or guarantee in any particular order and Maker waives, to the fullest extent that it lawfully can, (A) any right it might have to require Payee to pursue any particular remedy before proceeding against Maker and (B) any right to the benefit of, or to direct the application of the proceeds of any collateral until the Loan is repaid in full.

14. Limitations on Conversions and Collateral Securities. Notwithstanding anything to the contrary contained herein, at any time that any of Maker’s equity securities are registered under Section 12 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), the number of common stock shares that may be acquired by the Payee upon any exercise of any Conversion, or otherwise in respect hereof, shall be limited to the extent necessary to insure that, following such exercise, or other acquisition, the total number of common stock shares then beneficially owned by Payee and its Affiliates (as defined in Section 13(d) of the Exchange Act) and any other persons whose beneficial ownership of the common stock shares would be aggregated with Payee’s for purposes of Section 13(d) of the Exchange Act, does not exceed 4.999% (the “5% Maximum Percentage”) of the total number of issued and outstanding common stock shares (including for such purpose the common stock shares issuable upon such exercise or other acquisition). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Maker shall, instead of issuing or transferring common stock shares in excess of the limitation referred to herein, suspend its obligation to issue common stock shares in excess of the foregoing limitation until such time, if any, as such common stock shares may be issued in compliance with such limitation; provided, that, by written notice to Maker, Payee may waive the provisions of this section or increase or decrease the 5% Maximum Percentage to any other percentage specified in such notice; provided further that any such waiver or increase or decrease will not be effective until the 61st day after such notice is received by Maker.

15. Jury Trial Waiver. MAKER AND PAYEE MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF PAYEE RELATING TO THE ADMINISTRATION OF THE LOAN OR ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. MAKER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF PAYEE HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT PAYEE WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR PAYEE TO ACCEPT THIS NOTE AND MAKE THE LOAN.

16. Payment of Fees and Expenses. Maker shall pay on demand all expenses of Payee up to $5,000 in connection with the preparation, administration, default, collection, waiver or amendment of loan terms, or in connection with Payee’s exercise, preservation or enforcement of any of its rights, remedies or options hereunder, including, without limitation, fees of outside legal counsel or the allocated costs of in-house legal counsel, accounting, consulting, brokerage or other similar professional fees or expenses, and the amount of all such expenses shall, until paid, bear interest at the rate applicable to principal hereunder (including the Default Rate), and shall be secured by the Collateral and the other Loan Documents.

17. Construction of Terms; Headings. The word “Maker” whenever used herein is intended to and shall be construed to mean each of the persons or entities who have executed this Note and their respective heirs, legal representatives, successors and assigns, and the liability of each person or entity named as Maker shall be joint and several. The word “Payee” whenever used herein is intended to and shall be construed to mean Payee. Whenever used, the singular shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders. The headings preceding the text of the paragraphs hereof are inserted solely for convenience of reference and shall not constitute a part of this Note nor shall they affect its meaning, construction or effect.

18. Integration Clause. This Note and the other Loan Documents are intended by the parties as the final, complete and exclusive statement of the transactions evidenced by this Note and the other Loan Documents. All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superceded by this Note and the other Loan Documents, and no party is relying on any promise, agreement or understanding not set forth in this Note and the other Loan Documents. This Note and the other Loan Documents shall be construed as one agreement and shall be interpreted as complementary to each other; provided, that in the event of any inconsistency, the provisions of this Note shall supersede and control the provisions of the other Loan Documents. This Note may not be amended or modified except by a written instrument describing such amendment or modification executed by Maker and Payee.

19. Affidavit of Business Purpose; Use of Proceeds (Regulation U). Maker hereby acknowledges and certifies that the proceeds of the Loan will be used solely for business purposes. Maker agrees not to use any proceeds of the Loan for any manner or for any purpose other than the business purposes for which the Loan has been obtained. No portion of the proceeds of the Loan shall be used, in whole or in part, for the purpose of purchasing or carrying any “margin stock” as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System.

20. Replacement of Promissory Note. Upon receipt of an affidavit of an officer of Payee as to the loss, theft, destruction or mutilation of this Note or any other security document, Maker will issue in lieu thereof, a replacement note or other security document in the same principal amount thereof and otherwise of like tenor.

21. Choice of Law and Jurisdiction. This Note and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the laws of the State of Delaware (without regard to the principles of conflicts or choice of law). Maker hereby irrevocably consents to the jurisdiction of any state or federal court in Los Angeles County in the State of California in any action arising out of this Note or in connection with the rights or obligations of the parties hereunder, and Maker irrevocably waives any objection based on the assertion that such court is an inconvenient forum. No provision hereof shall prevent Payee from bringing any action, enforcing any award or judgment or exercising any rights against Maker or against any property or asset of Maker in any other county, state or other foreign or domestic jurisdiction.

22. Notices. All notices and other communications under this Note shall be in writing and shall be sent to the party to receive such notice at its address set forth in the heading of this Note, or to such other address as either party may designate from time to time by notice to the other in the manner set forth herein. A notice shall, for all purposes, be deemed given and received: (A) if hand delivered to a party against receipted copy, when the copy of the notice is receipted; (B) if given by a nationally recognized and reputable overnight delivery service company, the day on which the notice is delivered by the delivery service company to such party; or (C) if given by certified mail, two (2) Business Days after it is posted with the United States Postal Service.

23. No Partnership. Nothing contained in this Note shall be construed in a manner to create any relationship between Maker and Payee other than the relationship of borrower and lender, and Maker and Payee shall not be considered partners or co-venturers for any purpose on account of this Note.

24. Severability. If any provision of this Note or the application thereof is held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall not be affected thereby, and each provision of this Note shall be valid and enforceable to the fullest extent permitted by law.

25. No Third Party Beneficiaries. No part of the Loan will at any time be subject or liable to attachment or levy at the suit of any creditor of Maker or of any other interested party. This Note is solely for the benefit of Maker and Payee and no third parties shall have any right herein or hereunder.

26. Patriot Act Notification. Payee hereby notifies Maker that, pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56, signed into law October 26, 2001, as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time (the “Patriot Act”), and Payee’s policies and practices, Payee is required to obtain, verify and record information that identifies Maker, which information includes the name and address of Maker and other information that will allow Payee to identify Maker in accordance with the Patriot Act.

[SIGNATURE PAGES FOLLOW]

WITNESS the due execution hereof as a document under seal, as of the date first written above, with the intent to be legally bound hereby.

WITNESS / ATTEST:	BONE BIOLOGICS, CORP.

By:	By:

Print Name:	Print Name:	Michael Schuler

Title:	Title:	Chief Executive Officer
(Include title only if an officer of entity signing to the right)

ACCEPTED AND AGREED TO BY:

WITNESS / ATTEST:	HANKEY CAPITAL, LLC

By:	By:

Print Name:	Print Name:	W. Scott Dobbins

Title:	Title:	President